                                                                      EXHIBIT 13

                               AMERICAN FIDELITY
                               SEPARATE ACCOUNT A


SCHEDULE OF COMPUTATIONS FOR EACH PERFORMANCE QUOTATION PROVIDED IN THE REGISTRATION STATEMENT

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

                                                                 ONE YEAR         FIVE YEAR        TEN YEAR
(1) TOTAL RETURN                                                TOTAL RETURN     TOTAL RETURN    TOTAL RETURN
                                                                ------------     ------------    ------------

   (A)     INITIAL INVESTMENT                                    $  1,000.00    $  1,000.00       $  1,000.00
              multiplied by                                             x              x                 x
                  0.96                                                  0.96           0.96              0.96
               less $15.00                                              -              -                 -
                less $.50                                        $     15.00    $     15.00       $     15.00
                 equals                                                 -              -                 -
        NET INITIAL INVESTMENT                                   $      0.50    $      0.50       $      0.50
                                                                        =              =                 =
                                                                 $    944.50    $    944.50       $    944.50


   (B)    NET INITIAL INVESTMENT                                 $    944.50    $    944.50       $    944.50
               divided by                                               /              /                 /
          ACCUMULATION UNIT VALUE ON PURCHASE DATE               $   19.4632    $    9.7090       $    5.1103
                 equals                                                 =              =                 =
          NUMBER OF ACCUMULATION UNITS PURCHASED                       48.53          97.28            184.82


   (C)    ACCUMULATION UNIT VALUE AT THE END OF TIME PERIOD      $   24.3329    $   24.3329       $   24.3329
              multiplied by                                             x              x                 x
          NUMBER OF ACCUMULATION UNITS PURCHASED                       48.53          97.28            184.82
                 equals                                                 =              =                 =
          ENDING VALUE                                           $  1,180.88    $  2,367.10       $  4,497.21


   (D)    ENDING VALUE                                           $  1,180.88    $  2,367.10       $  4,497.21
                  minus                                                 -              -                 -
                INITIAL INVESTMENT                               $  1,000.00    $  1,000.00       $  1,000.00
                 equals                                                 =              =                 =
               TOTAL DOLLAR RETURN                               $    180.88    $  1,367.10       $  3,497.21


   (E)     TOTAL DOLLAR RETURN                                   $    180.88    $  1,367.10       $  3,497.21
               divided by                                               /              /                 /
                INITIAL INVESTMENT                               $  1,000.00    $  1,000.00       $  1,000.00
            multiplied by 100                                           x              x                 x
                 equals                                                  100            100               100
          TOTAL RETURN FOR THE PERIOD EXPRESSED AS A PERCENTAGE         =              =                 =
                                                                       18.09%        136.71%           349.72%
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(2) AVERAGE ANNUAL TOTAL RETURN


Average annual total return quotations for the one, five and ten year periods ending 31-Dec-98 are computed using the formula below:

                                                     (n)
                                         P ( 1 +  T )  =  ERV

                Where   P    =  a hypothetical initial investment of $1,000

                        T    =  average annual total return

                        n    =  number of years

                        ERV  =  ending value of a hypothetical $1,000 investment
                                as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.



                Thus:

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

           ONE YEAR AVERAGE          FIVE YEAR AVERAGE                    TEN YEAR AVERAGE
            ANNUAL RETURN             ANNUAL RETURN                        ANNUAL RETURN
                        (1)                                  (5)                             (10)
          $1,000 (1 + T)           $1,180.88   $1,000 (1 + T)     $2,367.10    $1,000 (1 + T) =    $4,497.21

                      T =              18.09%              T =        18.81%  T =                      16.22%

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